                                                                    Exhibit 21.1



                         THE SANTA CRUZ OPERATION, INC.
                           (A CALIFORNIA CORPORATION)


                                  SUBSIDIARIES

NAME OF SUBSIDIARY                                          PLACE OF INCORPORATION
The Santa Cruz Operation Pty. Limited                            Australia
SCO do Brasil Ltda.                                              Brazil
SCO Canada, Company                                              Canada
The Santa Cruz Operation (France) SARL                           France
The Santa Cruz Operation (Deutschland) GmbH                      Germany
The Santa Cruz Operation (Italia) Srl                            Italy
SCO, Kabushiki Kaisha                                            Japan
Nihon SCO Limited                                                Japan
The Santa Cruz Operation de Mexico, S. DE R.L. DE C.V.           Mexico
The Santa Cruz Operation Limited                                 UK
The Santa Cruz Operation (Asia) Ltd.                             Delaware
The Santa Cruz Operation Latin America, Inc.                     Delaware
SCO Foreign Sales Corporation                                    U.S. Virgin Islands